UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2020

BAR HARBOR BANKSHARES

Maine	001-13349	01-0393663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 400
82 Main Street
Bar Harbor, Maine	04609-0400
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (207) 288-3314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $2.00 per share	BHB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2020, our board of directors approved and adopted a First Amendment to our Amended and Restated Bylaws that permits us to conduct annual meetings of shareholders by means of remote communication to the maximum extent allowable under Maine law, subject to any guidelines and procedures adopted by the board. The First Amendment became effective on April 3, 2020 following our submission of the First Amendment to the Superintendent of Maine Bureau of Financial Institutions.

The First Amendment was adopted to enable shareholders to participate virtually in our annual meetings, including our 2020 annual meeting of shareholders. In light of the uncertainty resulting from the COVID-19 pandemic, our 2020 annual meeting will be held in a hybrid format that allows shareholders to participate either in person or virtually through a webcast. Applicable Maine law does not allow us to hold a virtual only annual meeting.

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is included as Exhibit 3.1 to this report and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
3.1	First Amendment to Amended and Restated Bylaws of Bar Harbor Bankshares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAR HARBOR BANKSHARES

Dated: April 16, 2020	By:	/s/ Josephine Iannelli
Josephine Iannelli
EVP & Chief Financial Officer